UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2025

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 19, 2025, Nicolet Bankshares, Inc. (“Nicolet”) and MidWestOne Financial Group, Inc. (“MidWestOne”) filed with the Securities and Exchange Commission (“SEC”) their joint proxy statement-prospectus in connection with the contemplated merger of Nicolet and MidWestOne. After it was filed, Nicolet and MidWestOne identified an error in the Golden Parachute Compensation table for MidWestOne that appears on page 74 of the joint proxy statement-prospectus. Specifically, although the amounts in the first three columns of the table are accurate, the fourth column (“Total”) did not accurately reflect the total of the amounts set forth in the other three columns. The corrected “Merger-Related Compensation for MidWestOne Named Executive Officers” is as follows:

Merger-Related Compensation for MidWestOne Named Executive Officers

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires the disclosure of information regarding certain compensation and benefits related to the merger payable to MidWestOne’s named executive officers, sometimes referred to as “golden parachute” compensation. The merger-related compensation shown in this table and described in the footnotes to the table is the subject of the non-binding advisory vote of MidWestOne’s shareholders, as described above in “— Proposal 2 — MidWestOne Merger-Related Compensation Proposal.” The figures in the table are estimates based on current compensation levels, each named executive officer’s existing compensation arrangements with MidWestOne and multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below. The table does not include the value of benefits under the MidWestOne Executive Deferred Compensation Plan in which the named executive officers are vested without regard to the occurrence of a change in control. For purposes of calculating such amounts, we have assumed

•	February 13, 2026, as the closing date of the merger (which is the assumed date solely for purposes of this merger-related compensation disclosure);

•	a termination of each named executive officer’s employment without cause (and not by reason of the executive officer’s death or disability) or resignation for good reason under the applicable employment agreement, effective as of immediately following the effective time of the merger;

•	each named executive officer complies with all requirements necessary to receive all severance payments and benefits pursuant to his employment agreement; and

•	a price per share of $37.65, which is the average closing market price of MidWestOne’s shares over the first five business days following the first public announcement of the merger on October 23, 2025.

For purposes of this discussion, “single trigger” refers to benefits that arise solely as a result of the completion of the merger and “double trigger” refers to benefits that require satisfaction of two conditions, which are the completion of the merger and a qualifying termination of the named executive officer’s employment. Payments of double trigger benefits are contingent on the named executive officer signing and not revoking a release of claims in favor of MidWestOne and satisfying certain other conditions. For additional details regarding the terms of the payments described below, see the discussion under the caption “— Interests of Certain Persons in the Merger” above.

Golden Parachute Compensation

			Perquisites/
	Cash(1)(2)	Equity(3)	Benefits(4)	Total(5)
Charles N. Reeves III	$5,025,058	$1,424,688	$40,000	$6,489,746
Len D. Devaisher	$1,390,312	$865,265	$29,000	$2,284,577
Barry S. Ray	$1,156,086	$813,162	$28,000	$1,997,248
Paul A. Ho-Sing-Loy	$812,886	$193,596	$40,000	$1,046,482
Gary L. Sims	$878,756	$493,029	$39,000	$1,410,785

(1)	Represents for Mr. Reeves (i) his single-trigger transaction bonus ($2,000,000), and (ii) the double- trigger cash severance amount that would become payable to him upon a qualifying termination of employment under his employment agreement, which consists of an amount equal to 250% of his 2025 annual salary and 2024 incentive bonus paid in 2025 ($3,025,058). See “— MidWestOne Employment Agreements” for a detailed description of the cash severance benefits that may become payable in connection with the Merger, and “— MidWestOne Special Transaction Bonus” for a detailed description Mr. Reeve’s transaction bonus.

(2)	Represents for the named executive officers other than Mr. Reeves the double-trigger cash severance amounts that would become payable upon a qualifying termination of employment under their employment agreements, which consists of 200% of their Base Compensation. See “— MidWestOne Employment Agreements” for a detailed description of the cash severance benefits that may become payable in connection with the Merger.

(3)	Represents the aggregate dollar value of the named executive officers’ equity awards outstanding as of December 15, 2025, for which vesting would be accelerated in accordance with the merger agreement, based on an assumed per share price of $37.65. Amounts in this column exclude the value of previously vested equity awards that will be cancelled and exchanged for Nicolet shares in accordance with the merger agreement. Amounts included in this column represent a single-trigger benefit. See “— Treatment of MidWestOne Equity Awards” for a detailed description of the treatment of outstanding Company Equity Awards in connection with the merger.

	MidWestOne	MidWestOne
	Restricted Stock	Performance
	Unit Awards	Stock Unit Awards
Mr. Reeves	$450,053	$974,635
Mr. Devaisher	$271,893	$593,372
Mr. Ray	$258,484	$554,678
Mr. Ho-Sing-Loy	$105,533	$88,063
Mr. Sims	$155,002	$338,027

(4)	Represents the double-trigger amounts that would become payable upon a qualifying termination of employment under the named executive officers’ employment agreements with respect to continued COBRA coverage, in an amount equal to the employer-portion of such continued coverage and assuming that each named executive officer is eligible for eighteen (18) months of COBRA.

(5)	The amounts in this column do not reflect any potential reductions to such amounts that may occur pursuant to the Section 4999-related provisions included in each named executive officer’s employment agreement as set forth in the section titled “— MidWestOne Employment Agreements” above.

Important Information About the Merger and Where to Find It

Nicolet has filed a registration statement on Form S-4 with the SEC to register the Nicolet shares that will be issued to MidWestOne shareholders in connection with the proposed merger. The registration statement includes a joint proxy statement of Nicolet and MidWestOne that also constitutes a prospectus of Nicolet. The definitive joint proxy statement-prospectus is being sent to shareholders of Nicolet and MidWestOne in connection with the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT-PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, MIDWESTONE AND THE PROPOSED MERGER. Investors may obtain copies of the joint proxy statement-prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com. Copies of the documents filed with the SEC by MidWestOne will be available free of charge on MidWestOne’s website at www.midwestonefinancial.com.

Participants in Solicitation

Nicolet, MidWestOne, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Nicolet and the shareholders of MidWestOne in connection with the proposed merger. Information about the directors and executive officers of Nicolet is available in Nicolet’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 18, 2025, and in other documents subsequently filed by Nicolet with the SEC, which can be obtained free of charge through the website maintained by the SEC. Any changes in the holdings of Nicolet’s securities by its directors or executive officers from the amounts described in the Nicolet 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Nicolet 2025 Proxy and are available at the SEC’s website. Information about the directors and executive officers of MidWestOne is available in MidWestOne’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 11, 2025 (the “MidWestOne 2025 Proxy”) and in the MidWestOne Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025 and in other documents subsequently filed by MidWestOne with the SEC, which can be obtained free of charge through the website maintained by the SEC. Any changes in the holdings of MidWestOne’s securities by its directors or executive officers from the amounts described in the MidWestOne 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the MidWestOne 2025 Proxy and are available at the SEC’s website. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents to be filed with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2025	NICOLET BANKSHARES, INC.

		By:	/s/ H. Phillip Moore, Jr.
H. Phillip Moore, Jr.
Chief Financial Officer